EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:
John E. Shave
Vice President, Investor Relations and Corporate Communications
610.293.0600

SAFEGUARD SCIENTIFICS CLOSES TRANSACTION WITH SAINTS CAPITAL TO
SELL STAKES IN FIVE PARTNER COMPANIES

Transaction Aligns Safeguard Portfolio of Companies with Core Strategic Focus

Wayne, PA, May 7, 2008 – Safeguard Scientifics, Inc. (NYSE: SFE), a holding company which builds value in growth-stage technology and life sciences companies, today announced that it has closed the transaction with Saints Capital to exit its ownership position in five partner companies – Acsis, Inc., Alliance Consulting Group Associates, Inc., Laureate Pharma, Inc., Neuronyx, Inc. and ProModel Corporation.

Safeguard will receive gross proceeds of approximately $74.5 million, including $6.4 million to be held in escrow through April 2009. In addition, Safeguard was repaid amounts advanced to certain of the sold companies since the outset of the transaction, and was released from an aggregate of $31.5 million in debt guarantees involving certain of the companies which were sold. At closing, the transaction was revised to exclude NextPoint Networks; adjust the purchase price accordingly; and reduce the amount to be held in escrow. Safeguard will retain its 12.2% interest in NextPoint Networks and maintain its representation on NextPoint’s board of directors. In the quarter ended March 31, 2008, Safeguard wrote down the aggregate carrying value of the bundle companies by $3.6 million to the total anticipated gross proceeds, net of the costs necessary to complete the transaction.

Peter J. Boni, President and Chief Executive Officer of Safeguard said, “Our decision to maintain our ownership of NextPoint Networks, along with our board seat, was driven by our realization that we can continue to build value in NextPoint and realize a more valuable exit opportunity. With the close of this bundled transaction, we have fully aligned our portfolio of companies with our core strategy. We have a solid deal pipeline and backlog of opportunities and are building value in our holdings. We are executing against our game plan and anticipate a year of driving results for our shareholders.”

Safeguard invests in fast-growing companies with capital requirements between $5 and $50 million. Safeguard provides strategic guidance and operational support to accelerate partner growth and competitiveness, and ultimately targets a minimum return of three-to-five times initial capital deployment per company within three to five years. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions; and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals.

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com

Safeguard now has 14 partner companies in its portfolio. They include:

TECHNOLOGY PARTNER COMPANIES
SOFTWARE AS A SERVICE / INTERNET-BASED BUSINESSES

•	Authentium, Inc. is a leading developer of security SaaS technologies and systems that recently launched its new SafeCentral platform, a convenient Web service that prevents cyber crime and identity theft by locking down PCs, launching a secure browser, and connecting users to a trusted portal of more than 15,000 popular destinations.

•	Beyond.com, Inc. is among the world’s largest networks of online niche career sites, owning more than 2,100 Internet domains and operating a network of over 15,000 geographic and industry-specific career communities.

•	Bridgevine, Inc. is the leading comparative online shopping engine for digital services and products such as high speed internet, VoIP, digital TV, satellite radio and music.

•	Our stealth technology company is a pre-launch technology company building the world’s first Social Information Management System (SIMS), a software suite that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities.

TECHNOLOGY-ENABLED SERVICES

•	Advantedge Healthcare Solutions, Inc. is a technology-based services provider that provides medical billing solutions to physician groups using its proprietary software.

VERTICAL SOFTWARE SOLUTIONS

•	NextPoint Networks, Inc. is a leading global provider of secure and sound intelligent IP-based connectivity solutions that allows its customers to build fully scalable networks so their high-quality voice, data and video sessions flow securely and efficiently.

•	Portico Systems, Inc. offers health plans software solutions exclusively focused on unlocking the value of Provider Network Management

LIFE SCIENCES PARTNER COMPANIES
MOLECULAR AND POINT-OF-CARE DIAGNOSTICS

•	Alverix, Inc. is a point-of-care diagnostic technology provider

•	Avid Radiopharmaceuticals, Inc. is a leader in the development of molecular imaging products for neurodegenerative diseases

•	Cellumen, Inc. is a cellular systems biology company that delivers proprietary services and products to support drug discovery and development

•	Clarient, Inc. (Nasdaq: CLRT) is a premier technology and services resource for pathologists, oncologists, and the pharmaceutical industry

MEDICAL DEVICES

•	Advanced BioHealing, Inc. is a leader in the science of regenerative medicine

•	Rubicor Medical, Inc. is a medical device company focused on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies.

SPECIALTY PHARMACEUTICALS

•	NuPathe, Inc. specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine, Parkinson’s disease and schizophrenia

Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com

About Safeguard Scientifics
Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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Safeguard Scientifics, Inc. | 435 Devon Park Drive, Building 800 | Wayne, PA 19087-1945 | T 610 293 0600 F 610 293 0601 | www.safeguard.com

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